UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED - SEPTEMBER 22, 2008

PRIME SUN POWER INC.
(Exact name of Registrant as specified in its charter)

NEVADA	333-103647	98-0393197
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

104 Summit Avenue
Summit, NJ 07902-0080
(Address of principal executive offices)

908-273-5575
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01  Entry into a Material Definitive Agreement.

Employment Agreement with Professor Cesare Boffa

On September 22, 2008, Prime Sun Power Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Cesare Boffa regarding his service as the Company’s Chief Technology Officer. Pursuant to the Employment Agreement, Dr. Boffa’s compensation as the Company’s Chief Technology Officer will be 180,000 Euros per annum. Dr. Boffa shall be granted stock options for the purchase of 500,000 shares of the Company’s common stock equal to the fair market value per share as of the date of the Employment Agreement. Dr. Boffa shall devote 50% of his professional working time to the Company. The Employment Agreement shall have a three year term, commencing on the date of the Employment Agreement and ending on the third anniversary thereof, unless terminated sooner according to its terms. The Employment Agreement shall automatically renew for successive one year periods unless either party gives notice. Dr. Boffa may terminate the Employment Agreement on two weeks written notice. The Company may terminate the Employment Agreement without cause at any time; however, the Company shall be required to pay Dr. Boffa’s salary for the remainder of the term. The Company may also terminate the Employment Agreement at any time for cause, in which case Dr. Boffa shall not be entitled to any further compensation. The Employment Agreement contains standard prohibitions on the disclosure of trade secrets and other confidential information. During the term of Dr. Boffa’s employment, he may not compete with the Company.

Director’s Agreement with Professor Cesare Boffa

On October 6, 2008, the Company entered into an agreement (the “Director’s Agreement”) with Dr. Cesare Boffa regarding his service as a director of the Company. Dr. Boffa will not receive any compensation other than pursuant to the Employment Agreement.

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2008, the Board of Directors (the “Board”) of the Company appointed Cesare Boffa as a director and as the Company’s Chief Technology Officer. No decisions have been made yet regarding any committees of the Board on which Dr. Boffa will serve.

Dr. Boffa graduated with a degree in Mechanical Engineering from the Politecnico di Torino in 1965 and received his doctorate, cum laude, from the University of Minnesota in 1971. Cesare Boffa is a Professor of Technical Physics and Renewable Energy Sources at the Politecnico di Torino. He is presently the president of FIRE (Federazione Italiana Risparmio Energia: Italian Association on Energy Saving) and president of the Italian Thermotechnical Committee. Dr. Boffa is the author of more than 100 publications on energy and environment. He is also the author of a technical physics text book and an active member of several scientific committees of various associations, journals and engineering publications.

Employment Agreement with Cesare Boffa

The Company and Dr. Boffa have entered into the Employment Agreement described in Item 1.01 hereof, and Item 1.01 is incorporated herein by reference thereto.

Director Agreement with Cesare Boffa

The Company and Dr. Boffa have entered into the Director’s Agreement described in Item 1.01 hereof, and Item 1.01 is incorporated herein by reference thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PRIME SUN POWER INC.

By:	/s/ Barbara Salz
Name: Barbara Salz Title: Corporate Secretary

Date:  October 6, 2008